As filed with the Securities and Exchange Commission on February 26, 2020

Registration No. 333-

UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM S-3
REGISTRATION STATEMENT
UNDER
THE SECURITIES ACT OF 1933

First Citizens BancShares, Inc.
(Exact name of registrant as specified in its charter)

Delaware	56-1528994
(State or other jurisdiction of incorporation or organization)	(I.R.S. Employer Identification Number)

4300 Six Forks Road
Raleigh, North Carolina
(919) 716-7000
(Address, including zip code, and telephone number, including area code, of registrant’s principal executive offices)

Craig L. Nix
Chief Financial Officer
First Citizens BancShares, Inc.
4300 Six Forks Road
Raleigh, North Carolina 27609
(919) 716-7000
(Name, address, including zip code, and telephone number including area code, of agent for service)

Copies to:
Elizabeth Ostendorf, Esq.	Gerald F. Roach, Esq.
Senior Vice President & Director, Legal Department	Jason L. Martinez, Esq.
First Citizens BancShares, Inc.	Smith, Anderson, Blount, Dorsett, Mitchell & Jernigan, L.L.P.
4300 Six Forks Road	Wells Fargo Capitol Center
Raleigh, North Carolina 27609	150 Fayetteville Street, Suite 2300
(919) 716-7000	Raleigh, North Carolina 27601
(919) 821-1220

Approximate date of commencement of proposed sale to the public: From time to time after the effective date of this registration statement.

If the only securities being registered on this Form are being offered pursuant to dividend or interest reinvestment plans, please check the following box.  ☐

If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, other than securities offered only in connection with dividend or interest reinvestment plans, check the following box. ☑

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.  ☐

If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.  ☐

If this Form is a registration statement pursuant to General Instruction I.D. or a post-effective amendment thereto that shall become effective upon filing with the Commission pursuant to Rule 462(e) under the Securities Act, check the following box. ☑

If this Form is a post-effective amendment to a registration statement filed pursuant to General Instruction I.D. filed to register additional securities or additional classes of securities pursuant to Rule 413(b) under the Securities Act, check the following box.  ☐

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, smaller reporting company, or an emerging growth company. See the definitions of “large accelerated filer,” “accelerated filer,” “smaller reporting company,” and “emerging growth company” in Rule 12b-2 of the Exchange Act:

Large accelerated filer	☑	Accelerated filer	☐
Non-accelerated filer	☐	Smaller reporting company	☐
		Emerging growth company	☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 7(a)(2)(B) of the Securities Act.  ☐

CALCULATION OF REGISTRATION FEE

Title of Each Class of Securities to be Registered(1)	Amount to be Registered(2)	Proposed Maximum Offering Price per Unit(2)	Proposed Maximum Aggregate Offering Price(2)	Amount of Registration Fee(2)
Debt Securities
Common Stock, $1.00 par value per share
Preferred Stock, $0.01 par value per share
Depositary Shares(3)
Total

(1)	The securities of each class may be offered and sold by the Registrant and/or may be offered and sold, from time to time, by one or more selling securityholders to be identified in the future. The selling securityholders may purchase the securities directly from the Registrant, or from one or more underwriters, dealers, or agents.
(2)	An indeterminate aggregate initial offering price or number of the securities of each identified class is being registered as may from time to time be offered at indeterminate prices. Separate consideration may or may not be received for securities that are issuable on conversion or exchange of other securities or that are represented by depositary shares. In accordance with Rules 456(b) and 457(r), the Registrant is deferring payment of the entire registration fee.
(3)	Such indeterminate number of depositary shares to be evidenced by depositary receipts issued pursuant to a deposit agreement. In the event that the Registrant elects to offer to the public whole or fractional interests in shares of the preferred stock registered hereunder, depositary receipts will be distributed to those persons purchasing such interests and such shares will be issued to the depositary under the deposit agreement.

PROSPECTUS

First Citizens Bancshares, Inc.
4300 Six Forks Road
Raleigh, North Carolina 27609
(919) 716-7000

Debt Securities
Common Stock
Preferred Stock
Depositary Shares

The securities of each class may be offered and sold from time to time by us and/or by one or more selling securityholders to be identified in the future. We will provide the specific terms of these securities in supplements to this prospectus. We and any one or more selling securityholders may offer securities at the same time or in separate transactions. You should read this prospectus and the applicable prospectus supplement carefully before you invest in the securities described in the applicable prospectus supplement. This prospectus may not be used to consummate sales of securities unless accompanied by a prospectus supplement.

This prospectus provides you with a general description of the securities that we and/or any selling securityholders may offer. Each time we or a selling securityholder offer and sell securities, we will provide a prospectus supplement that contains specific information about the terms of those securities. In addition, if any selling securityholder sells securities under this prospectus, the prospectus supplement will contain specific information about such selling securityholder. A prospectus supplement may also add, update, or change information contained in this prospectus. You should read both this prospectus and any applicable prospectus supplement together with the additional information described below under the headings “Where You Can Find More Information” and “Incorporation of Certain Information by Reference.” If the information in this prospectus is inconsistent with a prospectus supplement, you should rely on the information in that prospectus supplement. We may also prepare free writing prospectuses that describe particular securities. Any free writing prospectus should also be read in connection with this prospectus and with any prospectus supplement referred to therein. For purposes of this prospectus, any reference to an applicable prospectus supplement may also refer to a free writing prospectus, unless the context otherwise requires.

We and/or any one or more selling securityholders may sell the securities through agents; through underwriters or dealers; directly to one or more purchasers; or through a combination of any of these methods of sale on a continuous or delayed basis. We, our agents, and any underwriters reserve the sole right to accept and to reject in whole or in part any proposed purchase of securities. A prospectus supplement, which we will provide to you each time we and/or one or more selling securityholders offer securities, will provide the names of any underwriters, dealers, or agents involved in the sale of the securities, and any applicable fee, commission, or discount arrangements with them.

Our Class A common stock is listed on the Nasdaq Global Select Market and trades under the ticker symbol “FCNCA.”

Investing in our securities involves risks. See the “Risk Factors” on page 1 of this prospectus, any applicable prospectus supplement, and under similar headings in the other documents that are incorporated by reference into this prospectus concerning factors you should consider before investing in our securities.

Neither the Securities and Exchange Commission, the Board of Governors of the Federal Reserve System, the Federal Deposit Insurance Corporation, the North Carolina Office of the Commissioner of Banks, nor any state securities commission or any other bank regulatory agency has approved or disapproved the securities to be issued under this prospectus or determined the adequacy or accuracy of this prospectus or any accompanying prospectus supplement. Any representation to the contrary is a criminal offense.

The securities are not savings accounts, deposits, or obligations of any of our bank and non-bank subsidiaries and are not insured or guaranteed by the Federal Deposit Insurance Corporation or any other governmental agency.

The date of this prospectus is February 26, 2020.

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ABOUT THIS PROSPECTUS

This prospectus is part of a shelf registration statement that we filed with the Securities and Exchange Commission (the “SEC”) as a “well-known seasoned issuer” as defined in Rule 405 under the Securities Act of 1933, as amended (the “Securities Act”) using an automatic “shelf” registration process. Under this shelf registration process, we and/or one or more selling securityholders may from time to time offer and sell the securities described in this prospectus in one or more offerings, denominated in U.S. dollars or the equivalent in foreign currencies, currency units, or composite currencies.

This prospectus provides you with a general description of the securities covered by it. Each time we sell securities, we will provide a prospectus supplement and, if applicable, a pricing supplement containing specific information about the terms of those securities. In addition, if any selling securityholder sells securities under this prospectus, the prospectus supplement will contain specific information about such selling securityholder. A prospectus supplement may also add, update, or change information contained in this prospectus and may include a discussion of any risk factors or other special considerations that apply to those securities. You should read both this prospectus and any applicable prospectus supplement together with the additional information described below under the headings “Where You Can Find More Information” and “Incorporation of Certain Information by Reference.” If the information in this prospectus is inconsistent with a prospectus supplement, you should rely on the information in that prospectus supplement. We may also prepare free writing prospectuses that describe particular securities. Any free writing prospectus should also be read in connection with this prospectus and with any prospectus supplement referred to therein. For purposes of this prospectus, any reference to an applicable prospectus supplement may also refer to a free writing prospectus, unless the context otherwise requires.

Unless otherwise indicated or the context otherwise requires, all references in this prospectus to “we,” “our,” “us,” “ourselves,” “the Company,” “the company,” and “our company” refer to First Citizens BancShares, Inc., a Delaware corporation, and its consolidated subsidiaries. All references in this prospectus to “First Citizens Bank” refer to First-Citizens Bank & Trust Company, our wholly owned bank subsidiary. Unless otherwise indicated, references to our “common stock” include our Class A common stock and our Class B common stock.

We include cross-references in this prospectus and will include cross-references in any accompanying prospectus supplement to captions in these materials where you can find further related discussions. The table of contents in this prospectus and the table of contents included in any accompanying prospectus supplement provide and will provide, respectively, the pages on which these captions are located.

Unless indicated in the applicable prospectus supplement, we have not taken any action that would permit us to publicly sell these securities in any jurisdiction outside of the United States. If you are an investor outside of the United States, you should inform yourself about and comply with any restrictions as to the offering of the securities and the distribution of this prospectus.

RISK FACTORS

Investment in any securities offered pursuant to this prospectus and any applicable prospectus supplement involves risks. You should consider carefully the risks and uncertainties described in any applicable prospectus supplement under “Risk Factors” and elsewhere in our most recently filed Annual Report on Form 10-K and in any subsequent filings, which are incorporated by reference in this prospectus, and all other information contained or incorporated by reference into this prospectus, as updated by our subsequent filings under the Securities Exchange Act of 1934, as amended (the “Exchange Act”), before acquiring any of such securities. In addition to those risk factors, there may be additional risks and uncertainties of which management is not aware or that management deems immaterial. The occurrence of any of these risks might cause you to lose all or part of your investment in the offered securities.

THE COMPANY

First Citizens BancShares, Inc. is a financial holding company for Raleigh, North Carolina-headquartered First-Citizens Bank & Trust Company. First Citizens Bank provides a broad range of financial services to individuals, businesses, and professionals through branch offices in 19 states, including digital banking, mobile banking, ATMs, and telephone banking. As of December 31, 2019, we had total assets of $39.82 billion.

We were incorporated under the laws of the State of Delaware in 1986. Our principal executive office is located at 4300 Six Forks Road, Raleigh, NC 27609, and our telephone number is (919) 716-7000.

Additional information about us and our subsidiaries is included in documents incorporated by reference in this prospectus. See “Where You Can Find More Information” and “Incorporation of Certain Information by Reference” on page 4 of this prospectus.

SPECIAL NOTE REGARDING FORWARD-LOOKING STATEMENTS

Statements in this prospectus, any accompanying prospectus supplement, and the documents incorporated by reference herein relating to plans, strategies, economic performance and trends, projections of results of specific activities or investments, expectations or beliefs about future events or results, and other statements that are not descriptions of historical facts may be forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995, Section 27A of the Securities Act, and Section 21E of the Exchange Act.

Forward-looking information is inherently subject to risks and uncertainties, and actual results could differ materially from those currently anticipated due to a number of factors which include, but are not limited to, factors discussed in our most recently filed Annual Report on Form 10-K and in other documents filed by us from time to time with the SEC.

Forward-looking statements may be identified by terms such as “may,” “will,” “should,” “could,” “expects,” “plans,” “intends,” “anticipates,” “believes,” “estimates,” “predicts,” “forecasts,” “projects,” “potential,” or “continue,” or similar terms or the negative of these terms, or other statements concerning opinions or judgments of our management about future events.

Factors that could influence the accuracy of those forward-looking statements include, but are not limited to, the financial success or changing strategies of our customers, customer acceptance of our services, products and fee structure, the competitive nature of the financial services industry, our ability to compete effectively against other financial institutions in our banking markets, actions of government regulators, the level of market interest rates and our ability to manage our interest rate risk, changes in general economic conditions that affect our loan and lease portfolio, the ability of our borrowers to repay their loans and leases, the values of real estate and other collateral, the impact of acquisitions, the risks discussed in the section titled “Risk Factors” in this prospectus, and risks discussed under similar headings in documents incorporated by reference and in any prospectus supplement and other developments or changes in our business that we do not expect.

Actual results may differ materially from those expressed in or implied by any forward-looking statements. Except to the extent required by applicable law or regulation, we undertake no obligation to revise or update publicly any forward-looking statements for any reason.

DESCRIPTION OF SECURITIES TO BE REGISTERED

We may use this prospectus to offer securities in one or more offerings. The following description of the various securities that we may offer under this prospectus is not complete and may not contain all of the information you should consider before investing in those securities. A prospectus supplement, which we will provide each time we offer securities, will describe the amounts, prices, and detailed terms of the securities and may describe risks associated with an investment in such securities. We will also include in the prospectus supplement, where applicable, information about material United States federal income tax considerations relating to such securities. Terms used in this prospectus will have the meanings described in this prospectus unless otherwise specified. The securities of each class as described in this prospectus may also be offered and sold, from time to time, by one or more selling securityholders to be identified in the future.

We may sell the securities to or through underwriters, dealers, or agents or directly to purchasers. We, as well as any agents acting on our behalf and any underwriters, reserve the sole right to accept or to reject in whole or in part any proposed purchase of our securities. Each prospectus supplement will set forth the names of any underwriters, dealers, or agents involved in the sale of our securities described in that prospectus supplement and any applicable fee, commission or discount arrangements with them.

This prospectus may not be used to sell securities unless accompanied by the applicable prospectus supplement.

Debt Securities

We may issue senior debt securities or subordinated debt securities. Senior debt securities will be issued under an indenture, the “senior indenture,” between us and the trustee named in the applicable prospectus supplement, as trustee. Subordinated debt securities will be issued under a separate indenture, the “subordinated indenture,” between us and the trustee named in the applicable prospectus supplement, as trustee. The senior indenture and the subordinated indenture are sometimes collectively referred to in this prospectus as the “indentures.” The indentures will be subject to and governed by the Trust Indenture Act of 1939. When we offer to sell a particular series of debt securities, we will describe the specific terms of the securities in a prospectus supplement. The prospectus supplement will also indicate whether the general terms and provisions described in this prospectus apply to a particular series of debt securities.

Common Stock

We may sell shares of our common stock, $1.00 par value per share. In a prospectus supplement, we will describe the aggregate number of shares offered and the offering price or prices of the shares.

We have two classes of common stock. Shares of Class A common stock have one vote per share, while shares of Class B common have 16 votes per share. Our Class A common stock is listed on the Nasdaq Global Select Market under the symbol “FCNCA.” The Class B common stock is traded on the over-the-counter market and quoted on the OTC Pink Market under the symbol “FCNCB.” Except as provided from time to time in our certificate of incorporation with respect to another class of our shares, or in a certificate of designation relating to a series of our preferred stock, or by applicable law, the holders of shares of Class A common stock and Class B common stock have the exclusive right to vote for the election of our directors and for all other purposes. In the election of our directors, cumulative voting is not available to stockholders.

Except as may be provided from time to time in a certificate of designation relating to a series of our preferred stock, or by applicable law, dividends, spin-offs, distributions-in-kind, and all other like and similar benefits and transactions are paid or distributed on the Class A common stock and the Class B common stock as and when declared from time to time by our board of directors from funds legally available; provided, however, that dividends, spin-offs, distributions-in-kind, and all other like and similar benefits and transactions must be the same for each issued and outstanding share of Class A common stock and Class B common stock as of the record date.

As to the distribution of our assets in the event of liquidation, any amounts available, after the satisfaction of all corporate liabilities and subject to the rights of any outstanding shares of preferred stock, must be distributed between the outstanding Class A common stock and Class B common stock pro rata, based upon the numbers of shares issued and outstanding of Class A common stock and Class B common stock.

Preferred Stock and Depositary Shares

We may sell shares of our preferred stock, $0.01 par value per share, in one or more series. In a prospectus supplement, we will describe the specific designation, the aggregate number of shares offered, the dividend rate or manner of calculating the dividend rate, the dividend periods or manner of calculating the dividend periods, the ranking of the shares of the series with respect to dividends, liquidation, and dissolution, the stated value of the shares of the series, the voting rights of the shares of the series, if any, whether and on what terms the shares of the series will be convertible or exchangeable, whether and on what terms we can redeem the shares of the series, whether we will offer depositary shares representing shares of the series and, if so, the fraction or multiple of a share of preferred stock represented by each depositary share, whether we will list the preferred stock or depositary shares on a securities exchange and any other specific terms of the series of preferred stock.

USE OF PROCEEDS

Unless otherwise specified in a prospectus supplement accompanying this prospectus, we currently intend to use the net proceeds from the sale of the securities offered under this prospectus for general corporate purposes. General corporate purposes may include, without limitation, providing capital to support our growth organically or through strategic acquisitions, financing investments and capital expenditures, for investments in First Citizens Bank as regulatory capital, redeeming or repurchasing our securities, repaying, reducing, or refinancing indebtedness, and any other purposes that we may specify in any prospectus supplement. We may invest the net proceeds temporarily until we use them for their stated purpose. We cannot predict whether the proceeds invested will yield a favorable return.

We will not receive any proceeds from the sale of the securities by selling securityholders.

LEGAL MATTERS

The validity of the securities offered hereby is being passed upon for us by Smith, Anderson, Blount, Dorsett, Mitchell & Jernigan, L.L.P, Raleigh, North Carolina. Additional legal matters may be passed upon for us or any underwriters, dealers, or agents by counsel that we will name in the applicable prospectus supplement. If the securities are being distributed in an underwritten offering, the validity of the securities will be passed upon for the underwriters by counsel identified in the applicable prospectus supplement.

EXPERTS

The consolidated financial statements of First Citizens BancShares, Inc. and its subsidiaries appearing in its Annual Report on Form 10-K for the year ended December 31, 2019 and 2018 and for the three-year period ended December 31, 2019, and the effectiveness of its internal control over financial reporting as of December 31, 2019, have been audited by Dixon Hughes Goodman LLP, independent registered public accounting firm, as set forth in its reports thereon, included therein, and incorporated herein by reference. Such consolidated financial statements are incorporated herein by reference in reliance upon such reports given on the authority of such firm as experts in accounting and auditing.

WHERE YOU CAN FIND MORE INFORMATION

We file annual, quarterly, and current reports, proxy statements, and other information with the SEC. The SEC maintains a website that contains annual, quarterly, and current reports, proxy statements, and other information about issuers, such as us, who file electronically with the SEC. The address of that website is http://www.sec.gov.

In addition, we maintain an Internet website, www.firstcitizens.com. We make available, through our website, our annual reports on Form 10-K, quarterly reports on Form 10-Q, current reports on Form 8-K, and any amendments to those reports filed or furnished pursuant to Section 13(a) or 15(d) of the Exchange Act as soon as reasonably practicable after we electronically file such material with, or furnish it to, the SEC. This reference to our website is for the convenience of investors as required by the SEC and shall not be deemed to incorporate any information on the website into this prospectus. All website addresses in this prospectus are intended to be inactive textual references only.

We have not authorized anyone to give any information or make any representation about us that is different from, or in addition to, those contained in this prospectus or in any of the materials that we have incorporated into this prospectus. If anyone does give you information of this sort, you should not rely on it. If you are in a jurisdiction where offers to sell, or solicitations of offers to purchase, the securities offered by this document are unlawful, or if you are a person to whom it is unlawful to direct these types of activities, then the offer presented in this document does not extend to you. The information contained in this document speaks only as of the date of this document unless the information specifically indicates that another date applies.

INCORPORATION OF CERTAIN INFORMATION BY REFERENCE

The SEC allows us to incorporate by reference the information we file with them, which means that we can disclose important information to you by referring you to those documents. The information incorporated by reference is considered to be a part of this prospectus, and later information that we file with the SEC will automatically update and supersede this information. We incorporate by reference the following documents listed below and any future filings made with the SEC under Section 13(a), 13(c), 14, or 15(d) of the Exchange Act, until the termination of the offering:

•	our Annual Report on Form 10-K for the year ended December 31, 2019, filed on February 26, 2020 including the portions of our Definitive Proxy Statement on Schedule 14A, filed with the SEC on February 26, 2020, incorporated by reference therein;
•	our Current Reports on Form 8-K, as filed with the SEC on January 2, 2020, January 28, 2020 (solely with respect to Item 5.05 and Exhibit 14.1), February 3, 2020, and February 7, 2020; and
•	the description of our common stock included in our Current Report on Form 8-K/A filed on July 13, 1990 (filed in paper format), as updated by Exhibit 4.3 to our Annual Report on Form 10-K for the year ended December 31, 2019, filed on February 26, 2020.

Unless otherwise stated in the applicable reports, information furnished under Item 2.02 or 7.01 of our Current Reports on Form 8-K is not incorporated by reference.

You can obtain any of the documents incorporated by reference in this document through us, or from the SEC through the SEC’s web site at www.sec.gov. We will provide, upon written or oral request as described below, each person, including any beneficial owner, to whom a prospectus is delivered, a copy of any or all of the information that has been incorporated by reference in this prospectus but not delivered with this prospectus excluding any exhibits to those documents, unless the exhibit is specifically incorporated by reference in those documents. That information is available from us without charge. You can obtain documents incorporated by reference in this prospectus by requesting them in writing or by telephone from us at the following address:

First Citizens BancShares, Inc.
4300 Six Forks Road
Raleigh, North Carolina 27609
(919) 716-7000
Attn: Corporate Secretary

PART II
INFORMATION NOT REQUIRED IN PROSPECTUS

Item 14. Other Expenses of Issuance and Distribution

The estimated expenses in connection with this Registration Statement are as follows:

SEC Registration Statement filing fee	(1)
Accountant’s fees and expenses	(2)
Legal fees and expenses	(2)
Trustee and Depositary fees and expenses	(2)
Printing and engraving expenses	(2)
Miscellaneous	(2)
TOTAL	(2)
(1)	The Registrant is registering an indeterminate amount of securities under this Registration Statement and, in accordance with Rules 456(b) and 457(r), the Registrant is deferring payment of the registration fee until the time the securities are sold under this Registration Statement pursuant to a prospectus supplement.
(2)	The calculation of these fees and expenses is dependent upon the number of issuances and the amount of securities offered and, accordingly, cannot be estimated at this time. An estimate of the aggregate amount of these expenses will be reflected in the applicable prospectus supplement.

Item 15. Indemnification of Directors and Officers

Under Title 8, Section 102 (“Section 102”) of the General Corporation Law of the State of Delaware (the “DGCL”), a corporation may eliminate the personal liability of its directors to the corporation or its stockholders for monetary damages for a breach of fiduciary duty as a director, except where the director breached his or her duty of loyalty, failed to act in good faith, engaged in intentional misconduct or knowingly violated a law, authorized the payment of a dividend or approved a stock repurchase in violation of Delaware corporate law, or obtained an improper personal benefit. The Registrant’s Restated Certificate of Incorporation, as amended (the “Restated Certificate”), provides that none of our directors shall be personally liable to us or our stockholders for monetary damages for any breach of fiduciary duty as a director, notwithstanding any provision of law imposing such liability, except to the extent that Section 102 prohibits the elimination or limitation of liability of directors for breaches of fiduciary duty.

Under Title 8, Section 145 of the DGCL (“Section 145”), a corporation has the power to indemnify any person who was or is a party, or is threatened to be made a party, to any threatened, pending, or completed action, suit, or proceeding, whether civil, criminal, administrative, or investigative (a “Proceeding”), other than an action by or in the right of the corporation, by reason of the fact that the person is or was a director, officer, employee, or agent of the corporation, or is or was serving at the request of the corporation as a director, officer, employee, or agent of another corporation, partnership, joint venture, trust, or other enterprise, against expenses (including attorneys’ fees), judgments, fines, and amounts paid in settlement actually and reasonably incurred by the person in connection with the Proceeding, provided that the person acted in good faith and in a manner the person reasonably believed to be in or not opposed to the best interests of the corporation, and, with respect to any criminal action or proceeding, had no reasonable cause to believe that the person’s conduct was unlawful.

In the case of threatened, pending, or completed Proceedings by or in the right of the corporation to procure a judgment in the corporation’s favor, the corporation has the power to indemnify a person described above against expenses (including attorneys’ fees) actually and reasonably incurred in connection with the defense or settlement of the Proceeding if the person acted in good faith and in a manner the person reasonably believed to be in or not opposed to the best interests of the corporation. However, no indemnification shall be made in respect of any claim, issue, or matter as to which the person is adjudged to be liable to the corporation unless and only to the extent that the court in which the Proceeding was brought determines upon application that, despite the adjudication of liability, but in view of all of the circumstances of the case, the person is fairly and reasonably entitled to indemnity for expenses which the court deems proper.

To the extent that a present or former director or officer of a corporation is successful on the merits or otherwise in defense of any Proceeding referred to above, or in defense of any claim, issue, or matter therein, he or she shall be indemnified against expenses (including attorneys’ fees) actually and reasonably incurred in connection therewith.

The indemnification and advancement of expenses provided by, or granted pursuant to, Section 145, unless otherwise provided when authorized or ratified, will continue as to a person who has ceased to be a director, officer, employee, or agent and will inure to the benefit of the person’s heirs, executors, and administrators.

Unless ordered by a court, any indemnification under Section 145 shall be made by the corporation only as authorized in the specific case upon a determination that indemnification of the present or former director, officer, employee, or agent is proper in the circumstances because the person has met the applicable standard of conduct. That determination shall be made, with respect to a person who is a director or officer of the corporation, at the time of such determination: (1) by a majority vote of the directors who are not parties to the Proceeding, even though less than a quorum; (2) by a committee of such directors designated by majority vote of such directors, even though less than a quorum; (3) if there are no such directors, or if such directors so direct, by independent legal counsel in a written opinion; or (4) by the corporation’s stockholders.

Expenses (including attorneys’ fees) incurred by an officer or director in defending any Proceeding may be paid by the corporation in advance of the final disposition of the Proceeding upon receipt of an undertaking by or on behalf of the director or officer to repay such amount if it ultimately is determined that he or she is not entitled to be indemnified. Expenses (including attorneys’ fees) incurred by former directors and officers or other employees, and agents, or by persons serving at the request of the corporation as directors, officers, employees, or agents of another corporation, partnership, joint venture, trust, or other enterprise, may be paid upon terms and conditions, if any, as the corporation deems appropriate.

Indemnification and advancement of expenses provided by or granted under Section 145 are not exclusive of any other rights to which those seeking indemnification or advancement of expenses may be entitled under any bylaw, agreement, vote of stockholders or disinterested directors or otherwise, both as to action in a person’s official capacity and as to action in another capacity while holding such office.

References in Section 145 to “the corporation” include, in addition to the resulting corporation, any constituent corporation absorbed in a consolidation or merger which, if its separate existence had continued, would have had power and authority to indemnify its directors, officers, employees and agents. As a result, any person who is or was a director, officer, employee, or agent of such a constituent corporation, or is or was serving at the request of the constituent corporation as a director, officer, employee, or agent of another corporation, partnership, joint venture, trust, or other enterprise, will stand in the same position under Section 145 with respect to the resulting or surviving corporation as that person would have with respect to the constituent corporation if its separate existence had continued.

The Restated Certificate provides that the Registrant shall, to the full extent permitted by Section 145, indemnify all persons whom it may indemnify pursuant thereto. The Registrant’s Amended and Restated Bylaws (the “Bylaws”) provide that the Registrant shall indemnify and hold harmless, to the fullest extent permitted by applicable law, any person who was or is made or is threatened to be made a party or is otherwise involved in any Proceeding by reason of the fact that he or she, or a person for whom he or she is the legal representative, is or was a director, officer, or employee of the Registrant or, while a director, officer, or employee of the Registrant, is or was serving at the request of the Registrant as a director, officer, employee, or agent of another corporation or of a partnership, joint venture, trust, enterprise, or nonprofit entity, including service with respect to employee benefit plans, against all liability and loss suffered and expenses (including attorneys’ fees, judgments, fines, taxes, including ERISA excise taxes, or penalties, and amounts paid in settlement) reasonably incurred by such person. Such indemnification will continue as to any such person who has ceased to be a director, officer, employee, or agent and inure to the benefit of his or her heirs, executors, and administrators.

The Bylaws provide that the Registrant shall, to the fullest extent not prohibited by applicable law, pay the expenses (including attorneys’ fees) incurred by any of the foregoing persons in defending any Proceeding in advance of its final disposition, provided, however, that, to the extent required by law, any such advance payment of expenses shall be made only upon receipt of an undertaking by the person to repay all amounts advanced if it ultimately is determined that he or she is not entitled to be indemnified.

The Bylaws do not limit the right of the Registrant, to the extent and in the manner permitted by law, to indemnify and advance expenses to other persons when and as authorized by appropriate corporate action. Further, the rights conferred on any person under the Bylaws are not exclusive of any other rights the person may have or acquire under any statute, provision of the Restated Certificate or Bylaws, agreement, vote of stockholders or disinterested directors, or otherwise.

The Registrant’s obligation, if any, to indemnify or to advance expenses to any person who was or is serving at the Registrant’s request as a director, officer, employee, or agent of another corporation, partnership, joint venture, trust, enterprise, or nonprofit entity shall be reduced by any amount the person may collect as indemnification or advancement of expenses from such other corporation, partnership, joint venture, trust, enterprise, or non-profit enterprise.

Under Section 145, a person’s right to indemnification or to advancement of expenses arising under a provision of the Restated Certificate or Bylaws shall not be eliminated or impaired by an amendment to the Restated Certificate or the Bylaws after the occurrence of the act or omission that is the subject of the Proceeding for which indemnification or advancement of expenses is sought, unless the provision in effect at the time of the act or omission explicitly authorizes such elimination or impairment after the action or omission has occurred.

A corporation has the power to purchase and maintain insurance on behalf of any person who is or was its director, officer, employee, or agent, or is or was serving at its request as a director, officer, employee, or agent of another corporation, partnership, joint venture, trust, or other enterprise, against any liability asserted against and incurred by the person in any such capacity, or arising out of the person’s status as such, whether or not the corporation would have the power to indemnify the person against such liability under Section 145. The Registrant has purchased a policy of liability insurance that covers its directors and officers up to the limits prescribed therein.

Item 16. Exhibits

The exhibits filed (unless otherwise noted) as a part of this Registration Statement are as follows:

Exhibit No.	Description
1.1	Form of Underwriting Agreement*
4.1	Restated Certificate of Incorporation of the Registrant, as amended (incorporated by reference to Exhibit 3.1 to the Registrant’s Annual Report on Form 10-K for the year ended December 31, 2014)
4.2	Amended and Restated Bylaws of the Registrant (incorporated by reference to Exhibit 3.1 to the Registrant’s Current Report on Form 8-K dated July 28, 2015, filed on July 30, 2015)
4.3	Form of Indenture for Senior Debt Securities
4.4	Form of Note for Senior Debt Securities*
4.5	Form of Indenture for Subordinated Debt Securities
4.6	Form of Note for Subordinated Debt Securities*
4.7	Specimen of Registrant’s Class A Common Stock certificate (incorporated by reference to Exhibit 4.1 to the Registrant’s Annual Report on Form 10-K for the year ended December 31, 2008)
4.8	Specimen of Registrant’s Class B Common Stock certificate (incorporated by reference to Exhibit 4.2 to the Registrant’s Annual Report on Form 10-K for the year ended December 31, 2008)
4.9	Form of Specimen Preferred Stock Certificate*
4.10	Form of Deposit Agreement*
4.11	Form of Depositary Receipt (included as part of Exhibit 4.10)*
5.1	Opinion of Smith, Anderson, Blount, Dorsett, Mitchell & Jernigan, L.L.P.
23.1	Consent of Dixon Hughes Goodman LLP
23.2	Consent of Smith, Anderson, Blount, Dorsett, Mitchell & Jernigan, L.L.P. (included in Exhibit 5.1)
24.1	Power of Attorney (included on signature page)
25.1	Form T-1 Statement of Eligibility of Trustee to act as Trustee under the Senior Indenture**
25.2	Form T-1 Statement of Eligibility of Trustee to act as Trustee under the Subordinated Indenture**
*	To be filed, if necessary, subsequent to the effectiveness of this Registration Statement by an amendment to this Registration Statement or incorporated by reference in connection with an offering of securities to a Current Report on Form 8-K.
**	To be filed pursuant to Section 305(b)(2) of the Trust Indenture Act of 1939, as amended.

Item 17. Undertakings.

The undersigned registrant hereby undertakes:

(1) To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

(i) To include any prospectus required by Section 10(a)(3) of the Securities Act of 1933;

(ii) To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the SEC pursuant to Rule 424(b) (17 C.F.R. § 424(b)) if, in the aggregate, the changes in volume and price represent no more than a 20% change in the maximum aggregate offering price set forth in the “Calculation of Registration Fee” table in the effective registration statement; and

(iii) To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement;

Provided, however, that:

(A) Paragraphs (1)(i), (1)(ii) and (1)(iii) above do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in reports filed with or furnished to the SEC by the Registrant pursuant to section 13 or section 15(d) of the Securities Exchange Act of 1934 that are incorporated by reference in the registration statement, or is contained in a form of prospectus filed pursuant to Rule 424(b) (17 C.F.R. § 230.424(b)) that is part of the registration statement.

(2) That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

(4) That, for the purpose of determining liability under the Securities Act of 1933 to any purchaser:

(A) Each prospectus filed by the Registrant pursuant to Rule 424(b)(3) (17 C.F.R. § 230.424(b)(3)) shall be deemed to be part of the registration statement as of the date the filed prospectus was deemed part of and included in the registration statement; and

(B) Each prospectus required to be filed pursuant to Rule 424(b)(2), (b)(5), or (b)(7) (17 C.F.R. § 230.424(b)(2), (b)(5), or (b)(7)) as part of a registration statement in reliance on Rule 430B relating to an offering made pursuant to Rule 415(a)(1)(i), (vii), or (x) (17 C.F.R. § 230.415(a)(1)(i), (vii), or (x)) for the purpose of providing the information required by section 10(a) of the Securities Act of 1933 shall be deemed to be part of and included in the registration statement as of the earlier of the date such form of prospectus is first used after effectiveness or the date of the first contract of sale of securities in the offering described in the prospectus. As provided in Rule 430B, for liability purposes of the issuer and any person that is at that date an underwriter, such date shall be deemed to be a new effective date of the registration statement relating to the securities in the registration statement to which that prospectus relates, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof. Provided, however, that no statement made in a registration statement or prospectus that is part of the registration statement or made in a document incorporated or deemed incorporated by reference into the registration statement or prospectus that is part of the registration statement will, as to a purchaser with a time of contract of sale prior to such effective date, supersede or modify any statement that was made in the registration statement or prospectus that was part of the registration statement or made in any such document immediately prior to such effective date.

(5) That, for the purpose of determining liability of the Registrant under the Securities Act of 1933 to any purchaser in the initial distribution of the securities:

The undersigned Registrant undertakes that in a primary offering of the securities of the undersigned Registrant pursuant to this registration statement, regardless of the underwriting method used to sell the securities to the purchaser, if the securities are offered or sold to such purchaser by means of any of the following communications, the undersigned registrant will be a seller to the purchaser and will be considered to offer or sell such securities to such purchaser:

(i) Any preliminary prospectus or prospectus of the undersigned registrant relating to the offering required to be filed pursuant to Rule 424 (17 C.F.R. § 230.424);

(ii) Any free writing prospectus relating to the offering prepared by or on behalf of the undersigned registrant or used or referred to by the undersigned registrant;

(iii) The portion of any other free writing prospectus relating to the offering containing material information about the undersigned registrant or its securities provided by or on behalf of the undersigned registrant; and

(iv) Any other communication that is an offer in the offering made by the undersigned registrant to the purchaser.

The undersigned registrant hereby undertakes that, for purposes of determining any liability under the Securities Act of 1933, each filing of the Registrant’s annual report pursuant to section 13(a) or section 15(d) of the Securities Exchange Act of 1934 (and, where applicable, each filing of an employee benefit plan’s annual report pursuant to section 15(d) of the Securities Exchange Act of 1934) that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers, and controlling persons of the Registrant pursuant to the foregoing provisions, or otherwise, the Registrant has been advised that in the opinion of the SEC such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred or paid by a director, officer, or controlling person of the Registrant in the successful defense of any action, suit, or proceeding) is asserted by such director, officer, or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

The undersigned registrant hereby undertakes to file applications for the purpose of determining the eligibility of the trustee to act under subsection (a) of Section 310 of the Trust Indenture Act in accordance with the rules and regulations prescribed by the SEC under Section 305(b)(2) of the Trust Indenture Act.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Raleigh, State of North Carolina, on February 26, 2020.

FIRST CITIZENS BANCSHARES, INC.

By:	/s/ Frank B. Holding, Jr.
Frank B. Holding, Jr.
Chairman and Chief Executive Officer
(Principal executive officer)

POWER OF ATTORNEY

Each person whose signature appears below constitutes and appoints Craig L. Nix and Bridget L. Welborn, for himself or herself and not for one another, and each and either of them and his or her substitutes, a true and lawful attorney in his or her name, place and stead, in any and all capacities, to sign his or her name to any and all amendments to this Registration Statement, including post-effective amendments, and to cause the same to be filed with the SEC, together with all exhibits and schedules thereto and all other documents in connection therewith, granting unto said attorneys and each of them full power of substitution and full power and authority to do and perform any act and thing necessary and proper to be done in the premises, as fully to all intents and purposes as the undersigned could do if personally present, and each of the undersigned for himself or herself hereby ratifies and confirms all that said attorneys or any one of them shall lawfully do or cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated.

SIGNATURE:	TITLE:	DATE:

/s/ Frank B. Holding, Jr.	Chairman and Chief Executive Officer; Director (Principal executive officer)	February 26, 2020
Frank B. Holding, Jr.

/s/ Craig L. Nix	Chief Financial Officer (Principal financial officer)	February 26, 2020
Craig L. Nix

/s/ Jason W. Grooters	Assistant Vice President and Chief Accounting Officer (Principal accounting officer)	February 26, 2020
Jason W. Grooters

/s/ John M. Alexander, Jr	Director	February 26, 2020
John M. Alexander, Jr.

/s/ Victor E. Bell III	Director	February 26, 2020
Victor E. Bell III

/s/ Hope Holding Bryant	Director	February 26, 2020
Hope Holding Bryant

/s/ Peter M. Bristow	Director	February 26, 2020
Peter M. Bristow

SIGNATURE:	TITLE:	DATE:

/s/ H. Lee Durham, Jr.	Director	February 26, 2020
H. Lee Durham, Jr.

/s/ Daniel L. Heavner	Director	February 26, 2020
Daniel L. Heavner

/s/ Robert R. Hoppe	Director	February 26, 2020
Robert R. Hoppe

/s/ Floyd L. Keels	Director	February 26, 2020
Floyd L. Keels

/s/ Robert E. Mason IV	Director	February 26, 2020
Robert E. Mason IV

/s/ Robert T. Newcomb	Director	February 26, 2020
Robert T. Newcomb